                                  FIRST AMENDMENT
                                        TO
                          INCENTIVE STOCK OPTION AGREEMENT
                                  PURSUANT TO THE
                           ROCKY MOUNTAIN INTERNET, INC.
                              1997 STOCK OPTION PLAN

     THIS FIRST AMENDMENT TO INCENTIVE STOCK OPTION AGREEMENT, effective as of the 1st day of October, 1997, between Rocky Mountain Internet, Inc. (the "Company") and Douglas H. Hanson (the "Optionee").

                                     RECITALS:

     WHEREAS, the Company and Optionee entered into the Incentive Stock Option Agreement pursuant to Rocky Mountain Internet, Inc. 1997 Option Plan dated the 1st day of October, 1997;

     WHEREAS, the Company made an error in calculating 110% of the Fair Market Value of the Stock as $2.25 rather than the correct value of $2.6125 on the date of granting of the Options;

     WHEREAS, the prior Board of Directors planned to maximize the Incentive Stock Options granted to the Optionee and based on the corrected Fair Market Value of the Options, the number of shares granted pursuant to this Agreement should be 191,385 shares (not 222,220 shares); and

     WHEREAS, Paragraph 12 of the Agreement provides that the Board may amend the Agreement for the purpose of promoting the objectives of the Plan and the current Board of Directors now desires to correct the error of the prior Board of Directors and amend the Incentive Stock Option Agreement effective as of the 1st day of October, 1997.

     NOW THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, the parties hereby mutually covenant and agree as follows:

1.   Section 1 of such Agreement is hereby replaced in its entirety as follows:

          1. GRANT OF OPTION. Subject to the terms and conditions set forth herein and the Plan, the Company hereby grants to the Optionee for the period commencing on the date of this Agreement and ending on the date five (5) years from the date of this Agreement (the "Option Period") incentive stock options (the "Option") to purchase from the Company, at a price of $2.6125 per share, up to but not exceeding in the aggregate One Hundred Ninety One Thousand Three Hundred Eighty Five

          (191,385) shares of the Company's common stock, $0.001 par value ("Stock"), such number being subject to adjustment as provided in the Plan.

2. Schedule A to the Incentive Stock Option Agreement shall be amended in its entirety as set forth on Schedule A attached hereto and incorporated herein by this reference.

3. The parties further agree that the provisions hereof are incorporated in and made a part of the Agreement and, to the extent that these provisions conflict with the provisions of the Agreement, the provisions hereof shall control. The parties further agree that, except as otherwise expressly provided herein, the provisions of the Agreement continue in full force and effect. Any terms not expressly defined herein shall have the meaning as set forth in the Plan and Agreement.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Optionee has hereunto set the Optionee's hand, all effective as of the day and year first above written.

                                   Rocky Mountain Internet, Inc.



                                   By:
                                      ---------------------------------
                                        David L. Evans
                                        Corporate Secretary

                                   The Optionee



                                      ---------------------------------
                                        Douglas H. Hanson

                                     SCHEDULE A

                                       TO THE

                          INCENTIVE STOCK OPTION AGREEMENT


          SHARES OF STOCK                         FIRST EXERCISABLE
          38,277                                  First anniversary date
                                                  of this Agreement

          38,277                                  Second anniversary date
                                                  of this Agreement

          38,277                                  Third anniversary date
                                                  of this Agreement

          38,277                                  Fourth anniversary date
                                                  of this Agreement

          38,277                                  Fifth anniversary date
                                                  of this Agreement